Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned does hereby:

(i)	make, constitute and appoint each of, Michael Rowland, Chief Financial Officer, Joanne Dawson, Group Treasurer, Alexander Bischoff, Managing Director, Balance Sheet, Liquidity & Funding Management, Bharat Anand, General Manager, Group Finance, Stuart Brown, Managing Director, Head of Corporate and International Banking, International and Regional Head Americas, Michael Clayton, General Counsel, Corporate, Treasury & WIB, Peter Bockos Counsel and Head of Legal, Group Treasury and Esther Choi, Lawyer, Europe & Americas, Legal, WIB (or any person from time to time acting in each such office or substantially similar office as shall replace it) acting alone, as his or her true and lawful attorney-in-fact and agent, with full power to act in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Westpac Banking Corporation (the “Bank”), a registration statement of the Bank on Form F-3 for the offer and sale, at any time or from time to time, of senior debt securities of the Bank (the “Senior Registration Statement”) and a registration statement of the Bank on Form F-3 for the offer and sale at any time or from time to time, of subordinated debt securities of the Bank (the “Subordinated Registration Statement”, and together with the Senior Registration Statement, the “Registration Statements” and each a “Registration Statement”), including a prospectus and exhibits to such Registration Statement, and any and all amendments or supplements to each Registration Statement (including any and all post-effective amendments, including post-effective amendments to register additional classes or types of securities) and any and all additional registration statements, and any amendments thereto, relating to the same offering of securities as those that are covered by each Registration Statement that are filed pursuant to Rule 462(b), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Bank to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision;

(ii)	give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and

(iii)	ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 5th day of November 2024

/s/ Steven Gregg	Chairman
Steven Gregg

/s/ Tim Burroughs	Director
Tim Burroughs

/s/ Nerida Caesar	Director
Nerida Caesar

/s/ Audette Excel	Director
Audette Exel

/s/ Andy Maguire	Director
Andy Maguire

/s/ Peter Nash	Director
Peter Nash

/s/ Nora Scheinkestel	Director
Nora Scheinkestel

/s/ Margaret Seale	Director
Margaret Seale

/s/ Michael Ullmer	Director
Michael Ullmer

/s/ Peter King	Managing Director and Chief Executive Officer
Peter King	(Principal Executive Officer)

/s/ Michael Rowland	Chief Financial Officer
Michael Rowland	(Principal Financial Officer)

/s/ Bharat Anand	General Manager, Group Finance
Bharat Anand	(Principal Accounting Officer)

/s/ Esther Choi	Authorized Representative in the United States
Esther Choi